Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement (No. 333-139990) on Form S-4 amendment No. 2 of Advanced BioEnergy, LLC of our report dated November 28, 2006 relating to our audits of the consolidated financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Des Moines, Iowa
April 27, 2007